Exhibit 99.2

Novelis Third Quarter 2011 Earnings Conference Call Philip Martens President and Chief Executive Officer Steve Fisher Senior Vice President and Chief Financial Officer Brighter Ideas with Aluminum February 8, 2011

Forward-Looking Statements Statements made in this presentation which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of such statements in this presentation are our stated view regarding our ability to generate free cash flow this fiscal year, our target Adjusted EBITDA for fiscal 2011, our projections for aluminum demand, our projected liquidity levels, expected cost savings from plant closures and anticipated increases to our production capacity from our debottlenecking initiatives. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our metal hedging activities, including our internal used beverage cans (UBCs) and smelter hedges; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; changes in the fair value of derivative instruments; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers' industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our principal credit agreement and other financing agreements; the effect of taxes and changes in tax rates; and our indebtedness and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and our Quarterly Report on Form 10-Q for the period ended December 31, 2010 are specifically incorporated by reference into this presentation. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures as defined by SEC rules. We think that these measures are helpful to investors in measuring our financial performance and liquidity and comparing our performance to our peers. However, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. We have included reconciliations of each of these measures to the most directly comparable GAAP measure. In addition, a more detailed description of these non-GAAP financial measures used in this presentation, together with a discussion of the usefulness and purpose of such measures, is included as Exhibit 99.2 to our Current Report on Form 8-K furnished to the SEC with our earnings press release. Safe Harbor Statement

DETAILED FINANCIAL PERFORMANCE NOVELIS STRATEGY QUESTIONS AND ANSWERS FINANCIAL HIGHLIGHTS Agenda

FINANCIAL HIGHLIGHTS

Third Quarter Financial Highlights (Q3FY11 vs. Q3FY10) Will Exceed $1B in Adjusted EBITDA in FY11 Shipments Up 10% to 715 Kilotonnes Net Sales Up 21% to $2.6 Billion Adjusted EBITDA Up 20% to $238 Million Free Cash Flow of $45 Million Liquidity of $848 Million Net Loss of $46 Million driven by refinancing & restructuring

(CHART) Shipments & Sales (CHART) Shipments by Region Total Company Sales (Billions) • Shipments (Kt) Continued Strong Global Demand Sales Q3FY10

Source: Novelis Estimates, November CRU Global Trends in Aluminum Demand Electronics Beverage Can Transportation 20% >25% Short-term (CY10-11) Long-term (CY10-14) 15% 10% 3-4% 3-5%

Greater Flexibility from New Capital Structure Debottlenecking Globally Investment in Strategic Initiatives Brazil Mill Expansion Recycling Investments Exploring Asia Growth Opportunities Significant Future Investments Well-Positioned to Capture Future Growth Strong Market Growth Globally

DETAILED FINANCIAL PERFORMANCE

(CHART) (CHART) Adjusted EBITDA/Shipments Adjusted Pre-Tax Income EBITDA, Shipments and Pre-Tax Income Strong Underlying Operating Fundamentals EBITDA & Pre-Tax Income (Millions) • Shipments (Kt) Shipments Adjusted EBITDA

(Millions) (CHART) Adjusted EBITDA Trailing Twelve Months Adjusted EBITDA has Exceeded $1B (CHART) TTM Ended Q3FY10 TTM Ended Q3FY11 Adjusted EBITDA Trend TTM Adjusted EBITDA

Less Controllable Business Variables Business Variables Business Variables Q3 FY10 Volume Price & Mix Operating Costs SG&A/ Others FX G/L Primary Operations Metal Price Lag FX G/L Remeasurement Purchase Accounting Can Price Ceiling Q3 FY11 Adjusted EBITDA Q3FY10 vs. Q3FY11 (Millions)

Q1 Q2 Q3 Q3 Income (Loss) Before Income Taxes 74 129 (2) 129 Significant Items Affecting Comparisons: Restructuring Charges, Net (6) (9) (20) (1) Unrealized gains/(losses) on derivatives (47) 1 9 62 Extinguishment of Debt Fees - - (74) - Gain/(Loss) on Sale of Assets 13 - (2) (1) Adjusted Pre-Tax Income 114 137 85 69 ($ Millions) FY11 FY10 Sequential Income Statement Strong Operating Growth Despite Q3 Seasonality

(CHART) (Millions) - Solid Liquidity Position - - Sequential Decrease Due to Recapitalization - Strong Liquidity Availability Under the ABL Facility (CHART) $634

Benefits of New Capital Structure: Provides more Flexibility to Achieve Future Growth Objectives Improves Maturity Profile - From 2014/15 to 2017/20 Allows for Return of Capital to Shareholder New Structure = Greater Flexibility to Meet Our Strategic Objectives Successful Capital Structure Refinancing The Refinancing: $2.5 billion Senior Unsecured Notes $1.5 billion Term Loan B Credit Facility $800 million Asset-Based Revolving Credit Facility

(CHART) (Millions) Working Capital Financing Activities in Asia and South America Free Cash Flow Generating Strong Free Cash Flow ~$216 YTD (CHART)

(CHART) (Millions) Capital Expenditures Focused on Strategic Investments Capex Plan: Capital Spend Accelerated in Q3 as Planned Expect Higher Capex Levels in Q4 due to ramp up at Pinda, Recycling Initiatives and Plant & Equipment Maintenance FY11

NOVELIS STRATEGY

Capitalizing on Strong Market Growth and Successful Capital Structure Refinancing Continuing to Implement Novelis Strategy Plans to Significantly Invest in the Business Over Next Few Years Footprint Optimization & Cost Reduction Other Strategic Investments Brazil Mill Expansion Recycling Investments Exploring Asia Growth Opportunities Global Debottlenecking Initiatives

Bridgnorth: Aratu: Allows for Greater Focus on Rolling Operations Closure of Unprofitable, Non-Core Asset Annual EBITDA Improvement of ~$15 million Footprint Optimization and Reducing Costs Globally Plant and Smelter Closures Increase Our Focus on Core Operations and Reduce Costs Allows for Incremental Production of Higher Margin Products within Our European Footprint Annual EBITDA Improvement of ~$15 million

Global Debottlenecking Initiatives Capacity Release Goal of 3-4% per year Through FY14 Total Capex for All Debottlenecking Initiatives <$80 million 60+ 30+ 90+ 30+ 70+ (Kilotonnes)

Unlocking Meaningful Capacity Through Debottlenecking Select Projects in Process Over the Next 6 Months Series of Process Optimization Projects to Increase Throughput Across North America Mills Upgauging on Finishing Hot Mills in Europe Reduction in Number of Passes for Light Gauge Product in South America Coil Cleaning and Tension Leveling in Asia Identified 50% of All Debottlenecking Initiatives to be Implemented in FY12

Summary & Outlook Global Market Demand Remains Strong Across our Four Regions FY11 Adjusted EBITDA Will Exceed $1B Making Headway on Debottlenecking Goal of 3-4% per year Through FY14: Over 50% of Debottlenecking Initiatives have been Identified and will be executed in FY12 Planning to Invest Significantly over the Next Few Years: Brazil Mill Expansion is on Track and on Plan Investing in Recycling Initiatives Exploring Asia Growth Opportunities

QUESTIONS AND ANSWERS

APPENDIX

Income Statement Reconciliation to Adjusted EBITDA

(in $ m)	Q1 FY09	Q2 FY09	Q3 FY09	Q4 FY09	FY 09	Q1 FY10	Q2 FY10	Q3 FY10	Q4 FY10	FY 10	Q1 FY11	Q2 FY11	Q3 FY11
Net Income (loss) Attributable to Our Common Shareholder	**24**	**(104)**	**(1,814)**	**(16)**	**(1,910)**	**143**	**195**	**68**	**(1)**	**405**	**50**	**62**	**(46)**
- Interest, net	(40)	(41)	(44)	(43)	(168)	(40)	(41)	(42)	(41)	(164)	(36)	(37)	(42)
- Income tax (provision) benefit	(35)	168	196	(83)	246	(112)	(87)	(48)	(15)	(262)	(15)	(56)	(33)
- Depreciation and amortization	(116)	(107)	(107)	(109)	(439)	(100)	(92)	(93)	(99)	(384)	(103)	(104)	(100)
- Noncontrolling interests	(2)	-	9	5	12	(18)	(19)	(13)	(10)	(60)	(9)	(11)	(11)
EBITDA	**217**	**(124)**	**(1,868)**	**214**	**(1,561)**	**413**	**434**	**264**	**164**	**1,275**	**213**	**270**	**140**
- Unrealized gain (loss) on derivatives	20	(221)	(463)	145	(519)	299	254	62	(37)	578	(47)	1	9
- Realized gain on derivative instruments not included in segment income	-	-	-	-	-	-	-	-	-	-	-	-	4
- Impairment charges	-	-	(1,500)	-	(1,500)	-	-	-	-	-	-	-	-
- Gain on debt exchange	-	-	-	122	122	-	-	-	-	-	-	-	-
- Loss on early extinguishment of debt	-	-	-	-	-	-	-	-	-	-	-	-	(74)
- Proportional consolidation	(18)	(18)	(14)	(16)	(66)	(16)	(17)	2	(20)	(51)	(10)	(11)	(11)
- Restructuring charges, net	1	-	(15)	(81)	(95)	(3)	(3)	(1)	(7)	(14)	(6)	(9)	(20)
- Others costs, net	(4)	27	(3)	(9)	11	9	-	2	(3)	8	13	(1)	(6)
Adjusted EBITDA	**218**	**88**	**127**	**53**	**486**	**124**	**200**	**199**	**231**	**754**	**263**	**290**	**238**
Other Income (expense) Included in Adjusted EBITDA													
- Metal price lag	38	(11)	(2)	(5)	20	(30)	(10)	3	2	(35)	9	19	-
- Foreign currency remeasurement	(24)	(53)	29	(18)	(66)	5	13	(6)	4	16	(22)	20	1
- Purchase accounting	62	58	50	53	223	52	49	42	(2)	141	-	(4)	(3)
- Can price ceiling, net	(74)	(72)	(40)	(40)	(226)	(54)	(54)	(20)	-	(128)	-	-	-

26

NOVELIS

(in $m) FY09 FY09 FY09 FY09 FY09 FY10 FY10 FY10 FY10 FY10 FY11 FY11 FY11 Q1 Q2 Q3 Q4 Full Year Q1 Q2 Q3 Q4 Full Year Q1 Q2 Q3 Cash Provided by (used in) Operating Activities (351) (31) (32) 194 (220) 256 195 179 214 844 22 102 94 Cash Provided by (used in) Investing Activities 16 28 48 (219) (127) (233) (196) (55) 0 (484) 27 (2) (39) Less: Proceeds from Sales of Fixed Assets (1) (1) (2) (1) (5) (3) (1) 0 (1) (5) (15) (3) (10) Free Cash Flow (336) (4) 14 (26) (352) 20 (2) 124 213 355 34 97 45 Free Cash Flow

Explanation of Other Income (Expenses) Included in our Adjusted EBITDA 1) Metal Price Lag Net of Related Hedges: On certain sales contracts we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as Metal Price Lag. We have a risk management program in place to minimize impact of this "lag". 2) Foreign Currency Remeasurement Net of Related Hedges: All non-functional currency denominated Working Capital and Debt gets remeasured every period by the period end exchange rates. This impacts our profitability. Like Metal Price Lag, we have a risk management program in place to minimize impact of such Remeasurement. 3) Purchase Accounting: Following our acquisition, the consideration and transaction costs paid by Hindalco in connection with the transaction were "pushed down" to us and were allocated to the assets acquired and the liabilities assumed. These allocations are amortized over periods, impacting our profitability. A significant portion of such amortizations pertain to ceiling contracts. 4) Can Price Ceilings: Some sales contracts contained a ceiling over which metal prices could not be contractually passed through to certain customers. This negatively impacted our margins and cash flows when the price we paid for metal was above the ceiling price contained in these contracts. These contracts expired December 31, 2009.